- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     As filed with the Securities and Exchange Commission on April 12, 1994
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             MUNIINSURED FUND, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             MUNIINSURED FUND, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies.

- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

- --------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

(3) Filing party:

- --------------------------------------------------------------------------------

(4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             MUNIINSURED FUND, INC.
                                    BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011

                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1994

TO THE STOCKHOLDERS OF
  MUNIINSURED FUND, INC.:

     Notice is hereby given that the 1994 Annual Meeting of Stockholders (the "Meeting") of MuniInsured Fund, Inc. (the "Fund") will be held at the offices of Merrill Lynch Asset Management, 800 Scudders Mill Road, Plainsboro, New Jersey, on Thursday, May 13, 1994 at 9:00 A.M. for the following purposes:

        (1) To elect one Director to serve until the 1996 Annual Meeting of Stockholders and two Directors to serve until the 1997 Annual Meeting of Stockholders;

        (2) To consider and act upon a proposal to ratify the selection of Deloitte & Touche to serve as independent auditors of the Fund for its current fiscal year; and

        (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 18, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

     A complete list of the stockholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any stockholder of the Fund for any purpose germane to the Meeting during ordinary business hours from and after April 29, 1994, at the office of the Fund, 800 Scudders Mill Road, Plainsboro, New Jersey. You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for this purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

                                          By Order of the Board of Directors

                                               MARK B. GOLDFUS
                                                  Secretary

Plainsboro, New Jersey
Dated: April 11, 1994

                                PROXY STATEMENT
                            ------------------------
                             MUNIINSURED FUND, INC.
                                    BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011
                            ------------------------
                      1994 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1994
                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of MuniInsured Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the 1994 Annual Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of Merrill Lynch Asset Management ("MLAM"), 800 Scudders Mill Road, Plainsboro, New Jersey, on Wednesday, May 13, 1994 at 9:00 A.M. The approximate mailing date of this Proxy Statement is April 13, 1994.

     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon, or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted for the election of one Director to serve until the 1996 Annual Meeting of Stockholders and of two Directors to serve until the 1997 Annual Meeting of Stockholders and for the ratification of the selection of independent auditors to serve for the Fund's current fiscal year. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund.

     The Board of Directors has fixed the close of business on March 18, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of March 18, 1994, the Fund had outstanding 8,053,709 shares of common stock, par value $.10 per share. To the knowledge of the Fund, no person is the beneficial owner of more than five percent of its outstanding shares.

     The Board of Directors of the Fund knows of no business other than that mentioned in Items 1 and 2 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                             ELECTION OF DIRECTORS

     Pursuant to the Articles of Incorporation of the Fund, the Board of Directors is divided into three classes, designated Class I, Class II and Class
III. Each class has a term of office of three years, and each year the term of office of one class will expire. A Director elected by stockholders will serve until the Annual Meeting of Stockholders for the year in which his term expires and until his successor is elected and qualified.

     It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of the election of Joe Grills,* Melvin R. Seiden and Stephen
B. Swensrud, Directors whose current terms expire at the Meeting. The Board of Directors of the Fund knows of no reason why these nominees will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

     Certain information concerning the nominees and the continuing Directors is set forth as follows:

                                                                                                              SHARES OF
                                                                                                             COMMON STOCK
                                                                                                             OF THE FUND
                                                                                                             BENEFICIALLY
                                                                                                            OWNED AT MARCH
                                         PRINCIPAL OCCUPATION PAST FIVE YEARS                   DIRECTOR         18,
NAME AND ADDRESS                             AND PUBLIC DIRECTORSHIPS(1)              AGE         SINCE          1994
- ------------------------------------  ------------------------------------------  -----------  -----------  --------------
Class I Nominee to serve until the 1996 Annual Meeting of Stockholders:

Joe Grills*.........................  Member of the Committee of Investment of            59         1994        -0-
183 Soundview Lane                      Employee Benefit Assets of the Financial
New Canaan, Connecticut                 Executives Institute ("CIEBA") since
06840                                   1986, member of CIEBA's Executive
                                        Committee since 1988 and its Chairman
                                        from 1991 to 1992; Assistant Treasurer
                                        of International Business Machines
                                        Incorporated ("IBM") and Chief
                                        Investment Officer of IBM Retirement
                                        Funds from 1986 until 1992; Member of
                                        the Investment Advisory Committee of the
                                        State of New York Common Retirement
                                        Fund; Director, Duke Management Company.

Class II Nominees to serve until the 1997 Annual Meeting of Stockholders:

Melvin R. Seiden....................  President of Silbanc Properties, Ltd.               63         1987        -0-
780 Third Avenue                        (real estate, investments and con-
Suite 2502                              sulting) since 1987; Chairman and
New York, New York 10017                President of Seiden & de Cuevas, Inc.
                                        (private investment firm) from 1964 to
                                        1987.

- ---------------
* Joe Grills was unanimously elected by the Fund's Board of Directors to serve as a Class I Director at a regularly scheduled meeting of the Board held on January 19, 1994. Pursuant to law, Joe Grills' term expires at the Meeting notwithstanding the fact that Class I Directors are otherwise not to be elected until the 1996 Annual Meeting of Stockholders.

                                                                                                              SHARES OF
                                                                                                             COMMON STOCK
                                                                                                             OF THE FUND
                                                                                                             BENEFICIALLY
                                                                                                            OWNED AT MARCH
                                         PRINCIPAL OCCUPATION PAST FIVE YEARS                   DIRECTOR         18,
NAME AND ADDRESS                             AND PUBLIC DIRECTORSHIPS(1)              AGE         SINCE          1994
- ------------------------------------  ------------------------------------------  -----------  -----------  --------------
Stephen B. Swensrud.................  Principal of Fernwood Associates                    60         1987        -0-
24 Federal Street                       (financial consultants); Director,
Boston, Massachusetts 02110             Nautilus Fund, Inc. and Hitchiner
                                        Manufacturing Company.

Class III Directors serving until the 1995 Annual Meeting of Stockholders:

Harry Woolf.........................  Professor and former Director of the                71         1987        -0-
The Institute for                       Institute for Advanced Study; Member of
Advanced Study                          the editorial boards of several
Olden Lane                              publishers and journals; Director, Alex.
Princeton, New Jersey 08540             Brown Mutual Funds, ATL, Inc. and
                                        Spacelabs Medical, Inc.
Arthur Zeikel(2)....................  President and Chief Investment Officer of           61         1987        -0-
Box 9011                                Fund Asset Management, L.P. ("FAM");
Princeton, New Jersey                   President and Chief Investment Officer
08543-9011                              of Merrill Lynch Asset Management, L.P.,
                                        doing business as Merrill Lynch Asset
                                        Management ("MLAM"); President and
                                        Director of Princeton Services, Inc.
                                        ("Princeton Services") since 1993; an
                                        Executive Vice President of Merrill
                                        Lynch & Co., Inc. ("ML&Co.") since 1990;
                                        an Executive Vice President of Merrill
                                        Lynch, Pierce, Fenner & Smith
                                        Incorporated ("Merrill Lynch") since
                                        1990 and a Senior Vice President from
                                        1985 to 1990.

Class I Director serving until the 1996 Annual Meeting of Stockholders:

Walter Mintz........................  Special Limited Partner of Cumberland               65         1987        -0-
1114 Avenue of the Americas             Partners (investment partnership) since
New York, New York 10036                1982.

- ---------------
(1) Each of the nominees and continuing directors is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLAM acts as investment advisor. See "Merrill Lynch Investment Company Directorships" below.

(2) Interested person, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), of the Fund.

     Committees and Board of Directors' meetings. The Board of Directors has a standing Audit Committee, which consists of the Directors who are not "interested persons" of the Fund within the meaning of the Investment Company Act. The principal purpose of the Audit Committee is to review the scope of the annual audit conducted by the Fund's independent auditors and the evaluation by such auditors of the accounting procedures followed by the Fund. The non-interested Directors have retained independent legal counsel to assist them in connection with these duties. The Board of Directors does not have a nominating committee.

     During the fiscal year ended September 30, 1993, the Board of Directors held four meetings and the Audit Committee held four meetings. Each of the Directors then in office attended at least 75% of the total number of meetings of the Board of Directors and, if a member, at least 75% of the total number of meetings of the Audit Committee held during such period.

     Compliance with Section 16(a) of the Securities Exchange Act of
1934. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's officers, directors and persons who own more than 10% of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Fund with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Fund's review of the copies of such forms, and amendments thereto, furnished to it during or with respect to its most recent fiscal year, and written representations from certain reporting persons that they were not required to file Form 5 with respect to the most recent fiscal year, the Fund believes that all of its officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act because of the requirements of Section 30 of the Investment Company Act, i.e., any advisory board member, investment adviser or affiliated person of the Fund's investment adviser, have complied with all filing requirements applicable to them with respect to transactions during the Fund's most recent fiscal year, except that Donald C. Burke inadvertently neglected to file a Form 3 to report his election as Vice President of the Fund. This information was, however, included in a Form 5 which was filed with the SEC, although not within the 45 day period following the Fund's fiscal year end as specified by Rule 16a-3(f)(1) of the Exchange Act.

     Interested Persons. The Fund considers Mr. Zeikel to be an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act as a result of the position he holds with FAM and its affiliates. Mr. Zeikel is the President of the Fund and the President of FAM and MLAM.

     Compensation of Directors. FAM, the Fund's investment adviser, pays compensation of all officers of the Fund and all Directors of the Fund who are affiliated with ML & Co. or its subsidiaries. The Fund pays each Director not affiliated with the investment adviser a fee of $2,600 per year plus $250 per meeting attended, together with such Director's actual out-of-pocket expenses relating to attendance at meetings. The Fund also pays each member of its Audit Committee a fee of $800 per year plus $150 per meeting attended, together with such Director's out-of-pocket expenses relating to attendance at meetings. These fees and expenses aggregated $35,416 for the fiscal year ended September 30, 1993.

     Merrill Lynch Investment Company Directorships. MLAM and its affiliate, FAM, act as the investment adviser for more than 90 registered investment companies. Mr. Zeikel is a trustee or director of each of these companies except for Merrill Lynch Series Fund, Inc., Merrill Lynch Funds For Institutions Series, Merrill Lynch Institutional Intermediate Fund and Merrill Lynch Institutional Tax-Exempt Fund. Messrs. Grills, Mintz, Seiden, Swensrud and Woolf are trustees or directors of Apex Municipal Fund, Inc., Merrill Lynch Federal Securities Trust, Merrill Lynch Phoenix Fund, Inc., Merrill Lynch Retirement Series Trust, Merrill Lynch Variable Series Funds, Inc., Financial Institutions Series Trust, Merrill Lynch Adjustable Rate Securities Fund, Inc., MuniYield Insured Fund, Inc., Income Opportunities Fund 1999, Inc., Income Opportunities Fund 2000, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., MuniBond Income Fund, Inc. and Merrill Lynch Fundamental Growth Fund, Inc. Mr. Swensrud is also a director of Merrill Lynch Series Fund, Inc.

     Officers of the Fund. The following table sets forth information concerning the officers of the Fund:

                                                                                                    OFFICER
NAME AND PRINCIPAL OCCUPATION                                          OFFICE            AGE         SINCE
- ----------------------------------------------------------------  -----------------  -----------  -----------
Arthur Zeikel...................................................  President                  61         1987
  President; Executive Vice President and Director of Princeton
     Services since 1993; and Chief Investment Officer of FAM
     since 1977; President of MLAM since 1977 and Chief
     Investment Officer since 1976; President and Director of
     Princeton Services since 1993; an Executive Vice President of ML & Co. since 1990; an Executive Vice President of
     Merrill Lynch since 1990 and a Senior Vice President from
     1985 to 1990; Director of Merrill Lynch Funds Distributor,
     Inc.
Terry K. Glenn..................................................  Executive Vice             53         1987
  Executive Vice President of FAM and MLAM since 1983; Executive    President
     Vice President and Director of Princeton Services since
     1993; President of Merrill Lynch Funds Distributor, Inc.
     ("MLFD") since 1986 and Director thereof since 1991.
Vincent R. Giordano.............................................  Vice President             49         1987
  Senior Vice President of FAM and MLAM since 1984.
Donald C. Burke.................................................  Vice President             33         1993
  Vice President and Director of Taxation of MLAM since 1990;
     Employee at Deloitte & Touche from 1982 to 1990.

                                                                                                    OFFICER
NAME AND PRINCIPAL OCCUPATION                                          OFFICE            AGE         SINCE
- ----------------------------------------------------------------  -----------------  -----------  -----------
Gerald M. Richard...............................................  Treasurer                  44         1987
  Senior Vice President and Treasurer of MLAM and FAM since
     1984; Vice President of MLFD since 1981 and Treasurer since
     1984; Employee of MLFD since 1978; Senior Vice President of
     Princeton Services since 1993.
Mark B. Goldfus.................................................  Secretary                  47         1987
  Vice President of MLAM and FAM since 1985.

     Stock Ownership. At March 18, 1993, the Directors and officers of the Fund as a group (eleven persons) owned an aggregate of less than 1/4 of 1% of the common stock of the Fund outstanding at such date. At such date, Mr. Zeikel, a Director of the Fund and the officers of the Fund owned an aggregate of less than 1/4 of 1% of the outstanding shares of common stock of ML & Co.

                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund, has selected the firm of Deloitte & Touche ("D&T"), independent auditors, to examine the financial statements of the Fund for the current fiscal year. The Fund knows of no direct or indirect financial interest of D&T in the Fund. Such appointment is subject to ratification or rejection by the stockholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such auditors.

     D&T also acts as independent auditors for ML & Co. and all of its subsidiaries and for substantially all of the other investment companies for which FAM or MLAM acts as investment adviser. The fees received by D&T from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Fund. The Board of Directors of the Fund considered the fact that D&T has been retained as the independent auditors for ML & Co. and the other entities described above in its evaluation of the independence of D&T with respect to the Fund.

     Representatives of D&T are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and to respond to questions from stockholders.

                         INVESTMENT ADVISORY AGREEMENT

     On October 19, 1987, the Fund entered into an investment advisory agreement (the "Investment Advisory Agreement") with FAM. The continuance of the Investment Advisory Agreement was most recently approved by the stockholders of the Fund at the 1992 Annual Meeting held on May 13, 1992. On January 19, 1994 the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund, approved the continuation of the Investment Advisory Agreement for a period of one year.

INFORMATION CONCERNING FAM

     Effective January 1, 1994, FAM was reorganized as a Delaware limited partnership. FAM (the general partner of which is Princeton Services, a wholly-owned subsidiary of ML & Co.) is owned and controlled by ML & Co. and is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. ML & Co. is located at 250 Vesey Street, New York, New York 10281. The reorganization did not result in a change of management of FAM, in any of its personnel, or in an adverse change in its financial condition. Prior to the reorganization, FAM, which was known as Fund Asset Management, Inc., was a Delaware corporation which had been incorporated in 1976. Prior to its reorganization, FAM was a wholly-owned subsidiary of MLAM, a Delaware corporation, which was also reorganized as a Delaware limited partnership effective January 1, 1994. MLAM was a wholly-owned subsidiary of ML & Co. prior to its reorganization, and continues to be owned and controlled by ML & Co. after its reorganization. MLAM is also located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. MLAM or FAM acts as the investment adviser to more than 90 other registered investment companies. In addition, MLAM offers portfolio management and portfolio analysis services to individuals and institutions. FAM's audited balance sheet for its most recent fiscal year is appended to this Proxy Statement as Exhibit A.

     Securities held by the Fund may also be held by or be appropriate investments for other investment companies for which MLAM or FAM acts as an adviser or by investment advisory clients of MLAM. Because of different investment objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the security. If purchases or sales of securities for the Fund or other investment company or advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective investment companies and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of FAM or MLAM during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

     The following table sets forth the name, title and principal occupation of the principal executive officer of FAM and the directors of Princeton Services, the general partner of FAM:

     NAME*                                                     TITLE             PRINCIPAL OCCUPATION
- ---------------------------------------------------  -------------------------  -----------------------
Arthur Zeikel......................................  President and Chief        President of MLAM and
                                                       Investment Officer of      FAM
                                                       FAM and Director of
                                                       Princeton Services
Terry K. Glenn.....................................  Executing Vice President   Executive Vice
                                                       of FAM and Director of     President of MLAM and
                                                       Princeton Services         FAM
Philip L. Kirstein.................................  Senior Vice President and  Senior Vice President,
                                                       General Counsel of FAM     General Counsel and
                                                       and Director of            Secretary of MLAM and
                                                       Princeton Services         FAM

- ---------------
* The address of Messrs. Zeikel, Glenn and Kirstein is Box 9011, Princeton, New Jersey 08543-9011, which is also the address of MLAM and FAM. Mr. Zeikel is presently a Director of the Fund.

TERMS OF INVESTMENT ADVISORY AGREEMENT

     The Investment Advisory Agreement provides that, subject to the direction of the Board of Directors of the Fund, FAM is responsible for the actual management of the Fund's portfolio and for the review of the Fund's holdings in light of its own research analysis and analyses from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with FAM, subject to review by the Board of Directors. FAM provides the portfolio managers for the Fund, who consider analyses from various sources (including brokerage firms with which the Fund does business), make the necessary investment decisions and place transactions accordingly. FAM is also obligated to perform certain administrative and management services for the Fund and is obligated to provide all the office space, facilities, equipment and personnel necessary to perform its duties under the Investment Advisory Agreement.

     Investment Advisory Fee. The Investment Advisory Agreement provides that as compensation for its services to the Fund, FAM receives from the Fund a monthly fee based upon the average weekly value of the Fund's net assets at the annual rate of 0.50% of the average weekly net assets. The assets for each weekly period are determined by averaging the net assets at the end of a week with the net assets at the end of the prior week. For the fiscal year ended September 30, 1993, the investment advisory fee paid by the Fund to FAM aggregated $409,671 (based upon average net assets of approximately $81.8 million). At February 28, 1994, the Fund had net assets of approximately $82.4 million. At this asset level the Fund's annual investment advisory fee would aggregate approximately $412,603.

     Payment of Expenses. The Investment Advisory Agreement obligates FAM to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Fund connected with the investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are affiliated persons of FAM or any of its affiliates. The Fund pays all other expenses incurred in the operation of the Fund, including, among other things, expenses for legal and auditing services, taxes, costs of printing proxies, stock certificates and shareholder reports, registration statements, charges of the Custodian and Transfer Agent, Dividend Disbursing Agent and Registrar, Securities and Exchange Commission fees, fees and expenses of unaffiliated Directors, accounting and pricing costs, insurance, interest, brokerage costs, listing fees, litigation and other extraordinary or non-recurring expenses, mailing and other expenses properly payable by the Fund. Accounting services are provided to the Fund by FAM, and the Fund reimburses FAM for its costs in connection with such services. For the fiscal year ended September 30, 1993, the Fund reimbursed $45,604 to FAM for such accounting services.

     Duration and Termination. The Investment Advisory Agreement will continue in effect from year to year if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of the Fund and (b) by a majority of the Directors who are not parties to such agreement or interested persons (as defined in the Investment Company Act) of any such party. Such agreement is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the stockholders of the Fund.

                             PORTFOLIO TRANSACTIONS

     Subject to policies established by the Board of Directors of the Fund, the Investment Adviser is primarily responsible for the execution of the Fund's portfolio transactions and the allocation of the brokerage. In executing such transactions, FAM seeks to obtain the best results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm involved and the firm's risk in positioning a block of securities. While FAM generally seeks reasonably competitive commission rates, the Fund does not necessarily pay the lowest commission or spread available.

     The Fund has no obligation to deal with any broker or group of brokers in the execution of transactions in portfolio securities. Subject to obtaining the best price and execution, brokers who provided supplemental investment research to FAM, including Merrill Lynch, may receive orders for transactions by the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by FAM under the Investment Advisory Agreement and the expenses of FAM will not necessarily be reduced as a result of the receipt of such supplemental information.

     The securities in which the Fund will invest are traded in the over-the-counter markets. The Fund intends to deal directly with dealers who make markets in the securities involved, except in those circumstances where better prices and execution are available elsewhere. Under the Investment Company Act, except as permitted by exemptive order, persons affiliated with the Fund are prohibited from dealing with the Fund as principal in the purchase and sale of securities. Because transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own account, the Fund will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, pursuant to an exemptive order obtained by FAM, the Fund may engage in principal transactions with Merrill Lynch in high quality, short term, tax-exempt securities. For the fiscal year ended September 30, 1993, pursuant to such order, the Fund engaged in four transactions with Merrill Lynch in the aggregate amount of $1,701,569 representing 1.7% of the Fund's aggregate dollar amount of transactions. Also, an affiliated person of the Fund may serve as its broker in over-the-counter transactions conducted on an agency basis. For the fiscal year ended September 30, 1993, the Fund paid no brokerage commissions.

     The Board of Directors has considered the possibility of recapturing for the benefit of the Fund brokerage commissions, dealer spreads and other expenses of possible portfolio transactions, such as underwriting commissions, by conducting portfolio transactions through affiliated entities, including Merrill Lynch. For example, brokerage commissions received by Merrill Lynch could be offset against the investment advisory fee paid by the Fund to FAM. After considering all factors deemed relevant, the Directors made a determination not to seek such recapture. The Directors will reconsider this matter from time to time.

                             ADDITIONAL INFORMATION

     The expenses of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. The Fund may also hire proxy solicitors at the expense of the Fund.

     In order to obtain the necessary quorum (a majority of the outstanding voting securities of the Fund) at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

     All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the Meeting in accordance with the directions on the proxies; if no direction is indicated, the shares will be voted "FOR" the Director nominees and "FOR" the ratification of D&T as independent auditors.

     Broker-dealer firms, including Merrill Lynch, holding Fund shares in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each Item before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, such broker-dealer firms may, without instructions from their customers and clients, grant authority to the proxies designated to vote on the election of Directors (Item 1) and ratification of the selection of independent auditors (Item 2) if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions. Merrill Lynch has advised that it intends to exercise discretion over shares held in its name for which no instructions are received by voting such shares in the same proportion as it has voted shares for which it has received instructions. The Fund will include shares held of record by broker-dealers as to which such authority has been granted in its tabulation of the total number of votes present for purposes of determining whether the necessary quorum of stockholders exists. The Fund also will count towards a quorum, those shares as to which proxies are returned by record stockholders but which are marked "abstain" on any Item. A failure by a broker-dealer who returns a proxy to vote for their clients on an Item or an abstention will have no effect with respect to the vote on Item 1 or Item 2.

STOCKHOLDER PROPOSALS

     If a stockholder intends to present a proposal at the 1995 Annual Meeting of Stockholders of the Fund and desires to have the proposal included in the Fund's proxy statement and form of proxy for that meeting, the stockholder must deliver the proposal to the offices of the Fund by December 11, 1994.

                                           By Order of the Board of Directors

                                                     MARK B. GOLDFUS
                                                        Secretary

Dated: April 11, 1994

                                                                       EXHIBIT A

INDEPENDENT AUDITORS' REPORT

FUND ASSET MANAGEMENT, INC.:

We have audited the accompanying consolidated balance sheet of Fund Asset Management, Inc. and subsidiary (the "Company") as of December 31, 1993. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of the Company at December 31, 1993 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE
Parsippany, New Jersey
February 28, 1994

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                                                                                   DECEMBER 31,
                                                                                                       1993
                                                                                                 -----------------
ASSETS
Cash...........................................................................................  $         996,680
Receivable from affiliated companies:
  Lease transactions...........................................................................         24,501,523
  Sale of leased investment....................................................................         48,312,532
Fund management fees receivable................................................................         28,927,938
Investments in leases:
  Leveraged leases.............................................................................         57,431,668
  Sales-type lease.............................................................................          3,362,521
Investments in affiliated investment companies--(market: $19,731,088)..........................         18,181,262
Investment in affiliated limited partnership...................................................         31,109,264
                                                                                                 -----------------
TOTAL ASSETS...................................................................................  $     212,823,388
                                                                                                 -----------------
                                                                                                 -----------------
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Merrill Lynch & Co., Inc. and affiliates............................................  $      21,554,955
Deferred income taxes:
  Arising from leveraged leases................................................................         52,938,886
  Arising from sales-type lease................................................................          1,351,622
  Other........................................................................................         15,838,124
Other..........................................................................................              8,501
                                                                                                 -----------------
Total liabilities..............................................................................         91,692,088
                                                                                                 -----------------
STOCKHOLDER'S EQUITY:
Common stock, par value $1.00 per share--authorized 25,000 shares;
  outstanding 1,000 shares.....................................................................              1,000
Additional paid-in capital.....................................................................        686,215,876
Retained earnings..............................................................................        119,029,472
Proceeds receivable from Merrill Lynch & Co., Inc. from sale of subsidiaries...................       (684,115,048)
                                                                                                 -----------------
Total stockholder's equity.....................................................................        121,131,300
                                                                                                 -----------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY.....................................................  $     212,823,388
                                                                                                 -----------------
                                                                                                 -----------------

                    See notes to consolidated balance sheet.

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                      NOTES TO CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993

ORGANIZATION

     Fund Asset Management, Inc. and subsidiary (the "Company"), a wholly-owned subsidiary of Merrill Lynch Investment Management Inc. (the "Parent"), or "MLIM" which is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."), serves as an investment adviser to various registered open-end investment companies. The Company is also a lessor participant in certain leveraged and sales-type lease agreements.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Income Taxes--The results of the operations of the Company are included in the consolidated Federal and combined state and local income tax returns filed by ML&Co. It is the policy of ML&Co. to allocate the tax associated with such operating results to each respective subsidiary in a manner which approximates the separate company method. In 1992, ML&Co. adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") which requires an asset and liability method in recording income taxes on all transactions that have been recognized in the financial statements. SFAS 109 provides that deferred taxes be adjusted to reflect tax rates at which future tax liabilities or assets are expected to be settled or realized.

TRANSACTIONS WITH AFFILIATES

     The Company serves as an investment adviser for certain affiliated investment companies. The Company maintains investments in certain of these investment companies. Such investments are carried at the lower of cost or market value. Market value is determined based upon quoted market prices.

     The Company has an arrangement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") an affiliate which provides that the Company, which receives revenue as investment adviser to certain investment companies (the "Funds"), reimburse MLPF&S for certain costs incurred in processing transactions involving shares of the Funds.

     ML&Co. is the holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company for interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balances due to/from ML&Co.

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEET--(CONTINUED)
                               DECEMBER 31, 1993

TRANSACTIONS WITH AFFILIATES--(CONTINUED)
     The "Receivable from affiliated companies" arising from lease transactions is summarized as follows:

Monies advanced to fund lease transactions.............................  $    (103,476,954)
Tax benefits allocated to the Company by ML&Co.........................         88,699,254
Other..................................................................         39,279,223
                                                                         -----------------
Total..................................................................  $      24,501,523
                                                                         -----------------
                                                                         -----------------

     The Company has a 49 percent limited partnership interest in ML Plainsboro Limited Partnership ("MLP") whose general partner is an affiliate. Profits and losses are allocated to the Company based on its percentage interest.

     During 1992, the Company sold its investment in Merrill Lynch Interfunding, Inc. and Merlease Leasing Corp. to an affiliate at book value, resulting in a receivable from ML&Co. This receivable is reflected as a reduction to stockholder's equity.

INVESTMENTS IN LEASES

     The Company is a lessor participant in leveraged leases.

     Pertinent information relating to the Company's investments in leveraged leases is summarized as follows:

                                                                                  ESTIMATED
                                                     LENGTH OF                 RESIDUAL VALUE
                                                       LEASE       EQUITY         OF LEASED
     TYPE OF PROPERTY                                 (YEARS)    INVESTMENT       PROPERTY
- --------------------------------------------------  -----------  -----------  -----------------
Generating plant..................................       24-25        34.06%           15.0%

     Financing beyond the Company's equity interest in the purchase price of the properties was furnished by outside parties in the form of long-term debt that provides for no recourse against the Company and is secured by a first lien on the properties and related rentals. At the end of the respective lease terms, ownership of the properties remains with the Company.

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEET--(CONTINUED)
                               DECEMBER 31, 1993

INVESTMENTS IN LEASES--(CONTINUED)
     The Company's net investment in leveraged leases is summarized as follows:

Rentals receivable (net of principal and interest on nonrecourse debt)...  $    66,075,030
Estimated residual values of leased assets...............................       18,964,143
Less:
  Unearned and deferred income...........................................      (26,617,505)
  Allowance for uncollectibles...........................................         (990,000)
                                                                           ---------------
Investment in leveraged leases...........................................  $    57,431,668
Less deferred taxes arising from leveraged leases........................      (52,938,886)
                                                                           ---------------
Net investment in leveraged leases.......................................  $     4,492,782
                                                                           ---------------
                                                                           ---------------

     During 1993, the Company sold its equity interest in the chemical tanker previously accounted for as a leveraged lease. The sale resulted in an after-tax gain of $112,000.

     The Company's investment in the sales-type leases consisted of the following elements at December 31, 1993:

Minimum lease payments receivable..........................................  $   3,672,000
Less:
  Unearned income..........................................................        (59,479)
  Allowance for uncollectibles.............................................       (250,000)
                                                                             -------------
Investment in sales type financing leases..................................  $   3,362,521
                                                                             -------------
                                                                             -------------

     At December 31, 1993 minimum lease payments receivable are $3,672,000 for 1994.

     For Federal income tax purposes, the Company receives the investment tax credit and has the benefit of tax deductions for (i) depreciation on the entire amount of leased assets and (ii) interest on the outstanding long-term debt. For state and local tax purposes, the Company also receives the benefits of tax deductions from (i) and (ii) above. Since, during the early years of the leases, those deductions exceed the Company's lease rental income, substantial excess deductions are available to be applied against the Company's other income and the consolidated income of ML&Co. In the later years of these leases, rental income will exceed the related deductions and taxes will be payable (to the extent that net deductions arising from additional leveraged lease transactions do not offset such net lease income). Deferred taxes have been provided to reflect these temporary differences.

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEET--(CONTINUED)
                               DECEMBER 31, 1993

INCOME TAXES

     As part of the consolidated group, the Company transfers its current Federal and state tax liabilities to MLIM. No such amounts were due to MLIM at December 31, 1993.

PENSION PLAN

     The Company participates in the ML&Co. Comprehensive Retirement Program (the "Program") consisting of the Retirement Accumulation Plan ("RAP") and the Employee Stock Ownership Plan (the "ESOP"). Under the Program, cash contributions made by the Company and the ML&Co. stock held by the ESOP will be allocated quarterly to participants' accounts. Allocations will be based on years of service, age and eligible compensation. Actuarial data regarding the Company's Plan participants is not separately available.

NAME CHANGE

     Effective December 28, 1991, the Company's Parent, through an amendment of its certificate of incorporation, changed its name to Merrill Lynch Investment Management, Inc. ("MLIM"). MLIM does business under the name "Merrill Lynch Asset Management".

SUBSEQUENT EVENT

     Effective January 1, 1994, Fund Asset Management, Inc. contributed certain net investment advisory assets to Fund Asset Management, L.P., a newly formed Delaware limited partnership, in exchange for a 99% limited partnership interest. The general partner, Princeton Services, Inc. (a wholly-owned subsidiary of Merrill Lynch & Co., Inc.) contributed 1% of the value of the net investment advisory assets in exchange for its 1% general partnership interest. The partnership's profits and losses are to be allocated in proportion to the capital contributions of the partners.

                           MUNIINSURED FUND, INC.
                               P.O. Box 9011
                      Princeton, New Jersey 08543-9011

                                   PROXY

        This Proxy is solicited on behalf of the Board of Directors


          The undersigned hereby appoints Arthur Zeikel, Terry K. Glenn and Mark B. Goldfus as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of Common Stock of MuniInsured Fund, Inc. (the "Fund") held of record by the undersigned on March 18, 1994, at the annual meeting of stockholders of the Fund to be held on May 13, 1994 or any adjournment thereof.

          This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the nominees for Director and for Proposal 2.

          By signing and dating the reverse side of this card, you authorize the proxies to vote each proposal as marked, or if not marked to vote "FOR" each proposal, and to use their discretion to vote for any other matter as may properly come before the meeting. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.


                      (Continued and to be signed on the reverse side)

  1. To elect one Director to    FOR the nominees      WITHHOLD AUTHORITY
     serve until the 1996        listed below          to vote for the
     Annual Meeting of                                 nominee(s) listed
     Stockholders, and to                              below
     elect two Directors to
     serve until the 1997
     Annual Meeting of
     Stockholders

     Joe Grills                  Melvin R. Seiden and
                                 Stephen B. Swensrud

  2. To consider and act upon
     a proposal to ratify the
     selection of Deloitte &
     Touche to serve as
     independent auditors of
     the Fund for its fiscal
     year ending September
     30, 1994.                   FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

  3. In the direction of such
     proxies, upon such other
     business as may properly
     come before the meeting
     or any adjournment
     thereof


Please sign exactly as name appears hereon.
When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:  _____________________, 1994


X _________________________________
            Signature


X _________________________________
    Signature, if held jointly


Please mark boxes [fill in completely[ or [x] in blue or black ink. Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

- -----------------------------------------------------------------

     BY  SIGNING AND PROMPTLY RETURNING THE ENCLOSED PROXY YOU
     MAY SAVE YOUR FUND THE EXPENSE OF ADDITIONAL SOLICITATION
     COSTS.

- -----------------------------------------------------------------

     THE ENCLOSED PROXY CARD HAS BEEN FORWARDED TO YOU BECAUSE
     YOU WERE A SHAREHOLDER ON THE RECORD DATE.

     IT IS  IMPORTANT THAT  YOU VOTE AND  SIGN THIS  PROXY AND
     RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

- -----------------------------------------------------------------